SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: December 19, 2002
                                        -----------------
                        (Date of earliest event reported)


                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.
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             (Exact name of registrant as specified in its charter)


         MINNESOTA                        000-19621               41-1454591
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(State or other jurisdiction of          Commission           (I.R.S. Employer
incorporation or organization)            File No.           Identification No.)


         7400 EXCELSIOR BOULEVARD
         MINNEAPOLIS, MN                                          55426-4517
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(Address of principal executive offices)


                                 (952) 930-9000
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              (Registrant's telephone number, including area code)

Item 5.           Other Events.
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         On December 10, 2002, Appliance Recycling Centers of America, Inc.
issued a press release announcing it has been awarded two, three-year appliance recycling contracts by the Department of Water and Power of the City of Los Angeles (DWP) valued at a combined total of approximately $1.2 million per year. Both recycling programs are expected to be operational in the first quarter of 2003.


Item 7 (c).       Exhibits.
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99                Press Release dated December 10, 2002, announcing its
                  three-year appliance recycling contracts by the Department of Water and Power of the City of Los Angeles (DWP).


Date:  December 19, 2002                             /s/ Linda Koenig
                                                     ---------------------------
                                                     Linda Koenig, Controller